EXHIBIT 10.23

                   CARRIAGE FUNERAL SERVICES OF IDAHO, INC.

                            PLAN ADOPTION AGREEMENT

            Subject to the terms and conditions of the Carriage Partners Program for Northwestern Idaho and Eastern Washington (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, Carriage Funeral Services of Idaho, Inc., an Idaho corporation (the "Company"), hereby awards to ROBERT D. LARRABEE (the "Participant") ONE HUNDRED (100) POINTS in accordance with Section
3.1 of the Plan.

            The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan. Participant's participation in the Plan shall commence on the date indicated below. The Participant understands that his participation in the Plan and right to receive incentive payments thereunder are subject to a number of conditions as set forth in the Plan, including achievement of a minimum level of Operating Net Income according to a budgeted amount established by the Company's Board of Directors. The Plan is subject to amendment, modification and termination as provided therein. The Participant acknowledges that he or she has consulted, or has had the opportunity to consult, with the Participant's own advisors regarding the tax and other consequences of the Participant's participation in the Plan. The foregoing is not in limitation of the terms and provisions of the Plan, which the Participant acknowledges having read in its entirety.

            The Participant's participation hereunder shall be coterminous with his Employment Agreement with the Company.

            The Company shall not, without the Participant's permission, award Points under the Plan to any other participant in such a way that reduces the Participant's benefits thereunder.

            Granted the 1st day of April, 1996.

                                    CARRIAGE FUNERAL SERVICES OF IDAHO, INC.

                                    By: /s/ MARK DUFFEY
                                       MARK DUFFEY,
                                       Executive Vice President

ACCEPTED:

/s/ ROBERT D. LARRABEE
ROBERT D. LARRABEE